INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

NUMBER SPECIMEN	SHARES SPECIMEN CUSIP 15132F 20 4

CENEX HARVEST STATES COOPERATIVES

        THIS CERTIFIES THAT         SPECIMEN         is the owner and registered holder of ______________________________ Shares of the fully paid and nonassessable 8% Cumulative Redeemable Preferred Stock, no par value, of CENEX HARVEST STATES COOPERATIVES transferable only on the books of the cooperative corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said cooperative corporation has caused this Certificate to be signed by facsimile signatures of its duly authorized officers this ______________ day of _______________________, A.D. _______.

Executive Vice President and Chief Executive Officer	President and Chief Financial Officer

The cooperative corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative right of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the board to determine the relative rights and preferences of subsequent classes or shares.

        For Value Received, ____________________________ hereby sell, assign and transfer unto _______________________________________________________ __________________________________________________________________________shares represented by the within certificate, and do hereby irrevocably constitute and appoint:

__________________________________________________________________ attorney to transfer the said shares on the books of the within named cooperative corporation with full power of substitution in the premises:

Dated: ______________________

In presence of ___________________________________________________

NOTICE.     THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.